Exhibit 5.1

Tim Pitrelli

T: +65 6994 4701

tpitrelli@cooley.com

September 16, 2025

AvePoint, Inc.

525 Washington Blvd, Suite 1400

Jersey City, NJ 07310

Ladies and Gentlemen:

We have acted as counsel to AvePoint, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (Registration Statement No. 333-290264) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”) covering an underwritten public offering of up to 15,283,910 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which consists of up to 15,283,910 Shares, including up to 1,993,550 Shares that may be sold by the selling stockholders pursuant to the exercise of an option to purchase additional Shares granted to the underwriters, to be sold by the selling stockholders identified in such Prospectus (the “Stockholder Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Stockholder Shares are validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that hereafter may come to our attention or any changes in law that may hereafter occur.

Cooley SG LLP 182 Cecil Street Level 38 Frasers Tower Singapore 069547
t: +65 6962-7500 f: +65 6962-7501 cooley.com
Cooley SG LLP (UEN/Registration No. T19LL1477F) is a licensed foreign law practice registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability

September 16, 2025

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By: /s/ Timothy Pitrelli

              Tim Pitrelli

Cooley SG LLP 182 Cecil Street Level 38 Frasers Tower Singapore 069547
t: +65 6962-7500 f: +65 6962-7501 cooley.com
Cooley SG LLP (UEN/Registration No. T19LL1477F) is a licensed foreign law practice registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability